Exhibit 10.1

THIS AMENDMENT NO. 1 TO THE DEED OF ADHERENCE (the “Amendment”) is made the 28th day of March 2013

BETWEEN:

(1)	BGC SERVICES (HOLDINGS) LLP, (the “Partnership”), of One Churchill Place London E14 5RD; and

(2)	SHAUN D. LYNN (the “FURTHER MEMBER”),

and in favour of each Member of the Partnership and the Partnership for itself.

BACKGROUND / JOINT RECITAL:

IT IS HEREBY AGREED as follows:

(A)	By a Limited Liability Partnership Deed, the Partnership was established on 21 December 2011, the Members (as defined therein) agreed to regulate their relations as Members of the Partnership.

(B)	On 21 December 2012 the Members amended and restated the Limited Liability Partnership Deed (“Partnership Deed”) in contemplation of Further Members (as defined therein) joining the Partnership in the capacity of Individual Members subject at all times to the Board’s (as defined in the Partnership Deed) absolute discretion.

(C)	On 7 January 2013, the Further Member entered into a Deed of Adherence to the Partnership Deed (the “January Deed”).

(D)	No notice of termination has been given by either the Partnership or the Further Member pursuant to the Partnership Deed or the January Deed. The parties hereto seek to agree to certain amendments of the notice provisions set forth in Schedule 1 to the January Deed as set forth below.

IT IS FURTHER HEREBY AGREED as follows:

1	Interpretation

1.1	Save where the context otherwise requires, the words and expressions used in this Amendment shall have the meanings respectively assigned to them in the Partnership Deed and/or the January Deed, as the case may be.

1.2	The Schedule 1 to the January Deed shall be deemed incorporated into this Amendment as if repeated herein in full and such Schedule 1 shall be amended as set forth below.

2	Adherence to Partnership

2.1	Pursuant to Section 2.4 of the January Deed, Schedule 1 is hereby amended as follows, which amendment is hereby approved by agreement of both the Partnership (acting through the Board) and the Further Member in accordance with this Amendment and in his capacity as an Individual Member:

A. Item 1.1 of Schedule 1 to the January Deed shall be superseded in its entirety with the following:

1.1. Subject to the other provisions in this Deed and the Partnership Deed (including without limitation, clause 7.1), Membership shall continue until terminated in accordance with Item 4.1 of Schedule 1 to the January Deed.

B. Item 4.1 of Schedule 1 to the January Deed shall be superseded in its entirety with the following:

4.1. Either the Individual Member or the Partnership may at any time give twelve (12) months’ notice (the “Notice Period”) to the other in writing to terminate the Individual Member’s Membership, and such termination shall be effective upon the completion of such Notice Period. Any such notice given by the Individual Member or the Partnership hereunder shall also be delivered simultaneously in writing by the Individual Member or Partnership (as appropriate) to BGC Partners, Inc., c/o General Counsel, 499 Park Avenue, New York, NY 10022. Such notice shall be delivered by hand, electronic mail or overnight courier and shall be effective at such time as it is received by both the Individual Member or the Partnership, as the case may be, and by BGC Partners, Inc.

C. The new Clause 14.6 (Consequences of Removal) added at Item 8.2 of Schedule 1 to the January Deed shall be superseded in its entirety with the following:

“14.6 Consequences of Removal

In the event that an Individual Member gives notice to withdraw from Membership or otherwise seeks to leave the Partnership, the Board may, in its discretion, at any time require an Individual Member to remain at home and/or be under no obligation to assign any duties or provide any work for him or transfer the Individual Member to a different product area (“Garden Leave”). The terms applicable to the Individual Member during any period of Suspension or Garden Leave shall include the provisions of clause 14.5 of the Deed save to the extent varied by instructions given under this clause 14.6.

For the avoidance of doubt, during any period of Garden Leave an Individual Member shall continue to receive his Allocated Monthly Advance Drawings and, save to the extent varied by Clause 8.3 below, such further profit allocation that would otherwise have been due under Clause 3 above but for such Garden Leave.”

2.2	This Amendment shall be supplemental to and read together with the Partnership Deed and the January Deed. In the case of a conflict between any of the provisions of this Amendment and the Partnership Deed or the January Deed, this Amendment shall take precedence as between the Partnership and the Further Member.

IN WITNESS WHEREOF the parties have executed this Amendment the day and year first above written.

SIGNED and DELIVERED as a	)
DEED by BGC SERVICES	)
(HOLDINGS) LLP acting by:	):

/s/ Mark Cooper
(—)

SIGNED and DELIVERED as a	)
DEED by SHAUN D. LYNN	)
acting by:	):

/s/ Shaun D. Lynn
(—)